Exhibit 99.2
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
LED Effects, Inc.
We have audited the accompanying consolidated balance sheets of LED Effects, Inc. and subsidiary (the Company) as of June 13, 2007 and December 31, 2006 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from January 1 to June 13, 2007 and for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LED Effects, Inc. and subsidiary as of June 13, 2007 and December 31, 2006, and the consolidated results of their operations and cash flows for the period from January 1 to June 13, 2007 and for the years ended December 31, 2006 and 2005, in conformity with United States generally accepted accounting principles.
/s/ Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
December 6, 2007

LED Effects, Inc. and Subsidiary Consolidated Balance Sheets

	June 13,	December 31,
	2007	2006

Current Assets
Cash and cash equivalents	$1,245,652	$1,828,776
Accounts receivable, net of allowance	1,536,780	634,467
Inventory, net of allowance	992,604	1,128,530
Income taxes recoverable	—	92,237

Total current assets	3,775,036	3,684,010

Property and equipment, net	159,585	169,820
Minority investment, at cost	86,528	86,528
Deposits	15,819	13,320

Total assets	$4,036,968	$3,953,678

Current Liabilities
Accounts payable	$231,080	$329,013
Accrued expenses	—	—
Income taxes payable	67,826
Note payable to bank	—	100,000

Total current liabilities	298,906	429,013

Minority interest in income of subsidiary	87,106	84,523
Deferred tax liability	401,112	395,375

Total Liabilities	787,124	908,911

Shareholders’ Equity
Common stock, no par value 25,000 shares authorized	11,541	11,541
756 issued and outstanding
Retained earnings	3,329,415	3,042,203
Accumulated other comprehensive loss	(91,112)	(8,977)

Total shareholders’ equity	3,249,844	3,044,767

Total liabilities and shareholders’ equity	$4,036,968	$3,953,678

The accompanying notes are an integral part of the consolidated financial statements.

LED Effects, Inc. and Subsidiary
Consolidated Statements of Operations
for the Period January 1, 2007 through June 13, 2007
and the years ended December 31, 2006 and 2005

	Period
	January 1, 2007
	through	Years ended December 31,
	June 13, 2007	2006	2005

Sales	$3,675,132	$8,858,068	$6,301,986
Cost of goods sold	2,606,445	6,061,922	5,087,501

Gross profit	1,068,687	2,796,146	1,214,485

Operating expenses
Selling, general and administrative	226,758	516,538	337,676
Compensation and related expenses	221,013	428,755	357,035
Professional fees	117,780	52,201	23,544
Depreciation	6,691	25,969	25,969

Total operating expense	572,242	1,023,463	744,224

Income from operations	496,445	1,772,683	470,261

Other income (expense)
Interest income	1,520	3,102	12,830
Interest expense	(454)	(3,386)	(224)
Other, net	(35,472)	(883)	—

Total other income (expense)	(34,406)	(1,167)	12,606

Income before provision for income tax expense and minority interest in income of subsidiary	462,039	1,771,516	482,867

Provision for income tax expense	172,244	666,665	188,674

Income before minority interest in income of subsidiary	289,795	1,104,851	294,193

Minority interest in income of subsidiary	(2,583)	(84,523)	—

Net income	$287,212	$1,020,328	$294,193

Items included in comprehensive income Foreign currency loss	82,135	8,977	—

Net comprehensive income	$205,077	$1,011,351	$294,193

The accompanying notes are an integral part of the consolidated financial statements.

LED Effects, Inc. and Subsidiary
Consolidated Statement of Changes in Shareholders’ Equity

				Accumulated
				Other
	Outstanding	Common	Retained	Comprehensive
	Shares	Stock	Earnings	Loss	Total
Balance, December 31, 2004	756	$11,541	$1,727,682	—	$1,739,223

Other comprehensive loss	—	$—	$—	—	—
Net Income	—	$—	294,193		294,193

Balance, December 31, 2005	756	11,541	2,021,875	—	2,033,416

Other comprehensive loss	—	—	—	(8,977)	(8,977)
Net Income	—	—	1,020,328	—	1,020,328

Balance, December 31, 2006	756	11,541	3,042,203	(8,977)	3,044,767

Other comprehensive loss	—	—	—	(82,135)	(82,135)
Net Income	—	—	287,212	—	287,212

Balance, June 13, 2007	756	11,541	3,329,415	(91,112)	3,249,844

The accompanying notes are an integral part of the consolidated financial statements.

LED Effects, Inc. and Subsidiary
Consolidated Statements of Cash Flows
for the Period January 1, 2007 through June 13, 2007 and the years ended December 31, 2006 and 2005

	2007	2006	2005
Operating Activities
Net income	$287,212	$1,020,328	$294,193
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	6,691	25,969	25,969
Provision for deferred income tax expense (benefit)	5,737	498,602	(73,583)

Changes in operating assets and liabilities:
Accounts receivable	(902,313)	(61,892)	540,826
Inventory	135,925	(117,051)	(485,942)
Income taxes payable (recoverable)	160,062	36,674	(128,911)
Deposits	(2,499)	16,464	(7,350)
Accounts payable and accrued expenses	(97,932)	190,788	(146,207)
Income taxes payable (recoverable)
Deposits on contracts	—	(981,100)	981,100

Net cash provided by (used in) operations	(407,117)	628,782	1,000,095

Investing Activities
Purchase of property and equipment	—	(52,953)	(35,927)
Disposals of property and equipment	3,545	—	—

Net cash provided by (used in) investing activities	3,545	(52,953)	(35,927)

Financing Activities
Minority investment, at cost	—	(86,528)	—
Amount due minority shareholder	2,583	84,523	—
Note payable borrowings	—	100,000	—
Notes payable repayments	(100,000)	—	(89,557)

Net cash provided by (used in) financing activities	(97,417)	97,995	(89,557)

Effect of exchange rate changes on cash and cash equivalents	(82,135)	(8,977)	—

Net increase (decrease) in cash	(583,124)	664,847	874,611
Cash at beginning of period	1,828,776	1,163,929	289,318

Cash at end of period	$1,245,652	$1,828,776	$1,163,929

Supplemental disclosure of non-cash investing and financing activities

Interest paid	$454	$3,386	$3,386

Taxes paid	$62,915	$138,557	$480,725

The accompanying notes are an integral part of the consolidated financial statements.

LED EFFECTS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
LED Effects, Inc. (the “Company”) is a Nevada corporation organized in 1993. The Company’s subsidiary during the periods ending June 13, 2007 and December 31, 2006 was LED Effects KK (Japan) (“LED Japan”). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
LED Effects, Inc. designs, engineers, manufactures and markets custom Light Emitting Diodes (“LED”) lighting and digital lighting controls for customers worldwide. Additionally, the Company is a certified value-added reseller for Phillips Solid State Lighting. The Company’s products are used for applications in architectural, special effects, display, stage, casino and theater lighting as well as components for video walls and slot machines. These systems use our own digital RGB control technology or industry standards such as CMX512.
Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.
Cash and cash equivalents
All highly liquid investments with original maturities of three months or less at date of purchase are carried at cost, which approximates fair value, and are considered to be cash equivalents.
The Company maintains balances in cash accounts which could exceed federally insured limits or in cash accounts that are not eligible for federal deposit insurance. The Company has not experienced any losses from maintaining balances in such cash accounts. Management believes that the Company does not have significant credit risk related to its cash accounts. See Note 7.
Accounts Receivable
Accounts receivable are carried at their estimated net realizable value. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. The amounts in the allowance for doubtful accounts was $321,713 and $312,455 at June 13, 2007 and December 31, 2006, respectively.

Inventories
Inventories, which consist of raw materials and components and work-in-process, are stated at standard costs which approximate the First In, First Out (FIFO) method of pricing inventory. See Note 3.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist primarily of prepaid insurance which is amortized over the term of the insurance policy.
Property and equipment
Property and equipment are carried at depreciated cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from two to five years. Leasehold improvements are amortized over the term of the lease.
Depreciation expense was $6,691, $25,969 and $25,969 for the period ended June 13, 2007 and the years ended December 31, 2006 and 2005, respectively.
Impairment
The Company evaluates the carrying value of its long-lived assets and identifiable intangibles when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The review includes an assessment of industry factors, contract retentions, cash flow projections and other factors the Company believes are relevant. No impairments were recorded during the periods presented.
Sales
The majority of the Company’s sales are based on projects that have a term of less than three months. These product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met.
As of the date of this report, the Company has no reason to believe that an allowance for material product returns is necessary.
Concentration of Credit Risk
A relatively limited number of customers account for a large percentage of the Company’s total sales. For the period ending June 13, 2007 and the years ended December 31, 2006 and 2005, the total number of customers representing 10% of the sales or greater were two, four and two, respectively. The sales to these customers accounted for approximately 38%, 48% and 72%, respectively. The Company closely monitors the credit risk associate with its customers. See Note 8.
Research and Development
The Company expenses all research and development costs as part of its normal on-going daily activities and is not segregated into specific identifiable activities. Research and development includes amounts for design prototypes and modifications made to existing prototypes, as incurred, except for prototypes that have alternative future uses. Costs incurred for building of production tooling and molds are capitalized and usually charged to the customer as part of the project. The Company does not provide for a separate designation for costs incurred in research and development.

Income taxes
The Company utilizes the asset and liability method in accounting for income taxes pursuant to SFAS No. 109 — Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect. The Company currently provides for deferred taxes on depreciation difference and unremitted earnings of its’ foreign subsidiary.
NOTE 2: FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107 — Disclosures About Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments.
Cash and cash equivalents, accounts receivable, notes and accounts payable, amounts due under the line of credit, accrued expenses and other current liabilities are carried at book value amounts which approximate fair value due to the short-term maturity of these instruments.
NOTE 3: INVENTORY
     At June 13, 2007 and December 31, 2006, respectively, inventory is comprised of the following:

	June 13, 2007	December 31, 2006
Raw Materials	$839,463	$926,267
Work in Process	244,471	275,059
Allowance for obsolete items	(91,330)	(72,796)

Net Inventory	$992,604	$1,128,530

NOTE 4: PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	June 13, 2007	December 31, 2006
Equipment and furniture	$136,994	$168,138
Leasehold improvements	210,147	207,750

Total cost	347,141	375,888
Accumulated depreciation	187,556	206,068

Net book value	$159,585	$169,820

NOTE 5: LINE OF CREDIT
On May 19, 2006 the Company entered into a credit facility with Placer Sierra Bank and borrowed $100,000. The Note carried an interest rate of Prime rate plus 0.50%. The initial interest rate and the interest rate at December 31, 2006 was 8.5%. The $100,000 was to be repaid in twelve (12) equal monthly installments plus accrued interest beginning on July 1, 2006.
In 2005, the Company entered into a revolving credit facility with Placer Sierra Bank for $500,000 and an interest rate of Prime rate plus 1.00%.
On May 19, 2006 the credit was increased to $600,000 and the interest rate was reduced to Prime rate plus 0.50%. The initial rate on the revised facility was 8.5%. At December 31, 2006, the rate was 8.5%. The credit facility matures on June 1, 2007. At December 31, 2006 the outstanding balances under this credit facility was $100,000.
As of June 1, 2007, all loans under the credit facility have been paid in full and terminated.
NOTE 6: INCOME TAXES
The Company accounts for corporate income taxes in accordance with SFAS No. 109 - Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as set forth below in the period that includes the enactment date.
The significant components of income before income taxes and the consolidated income tax provision (benefit) are as follows:

	Period ended June 13,	Year ended	Year ended
	2007	December 31, 2006	December 31, 2005
Income before taxes and minority interest in income of subsidiary
Domestic	$429,793	$461,117	$544,219
Foreign	32,246	1,310,399	(61,352)

Total	$462,039	$1,771,516	$482,867

Income tax expense (benefit)
Current Provision
Federal	$121,176	$127,055	$201,401
State	45,331	41,008	60,856
Foreign	—	—	—

Total current income tax expense (benefit)	$166,507	$168,063	$262,257

Deferred income tax expense (benefit)
Federal	$890	$40,577	$(40,479)
State	(6,117)	12,490	(12,244)
Foreign	10,964	445,535	(20,860)

Total deferred income tax provision (benefit)	$5,737	$498,602	$(73,583)

Income tax expense (benefit)	$172,244	$666,665	$188,674

The temporary differences that gave rise to deferred tax balance sheet amounts were as follows:

	June 13, 2007	December 31, 2006
Unremitted earnings of foreign subsidiary	$456,499	$445,536
Depreciation	(13,432)	(10,813)
Other, net	(41,955)	(39,348)

Total deferred tax liability	$468,938	$395,375

The difference between the effective consolidated tax rate and the statutory rate of tax is mainly due to the effect of the state income tax rate incurred by the company.
NOTE 7: BUSINESS SEGMENT INFORMATION
The Company has determined that it has two reportable segments organized along geographical areas – LED Effects US and LED Effects Japan (Asia). The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies (Note 1). The LED Effects US segment consists of operations in the United States while the LED Effects Japan (Asia) segment operates primarily in Japan but also has projects in other Southeast Asia countries.
Summary of Net Sales by Geographic Area

	US	Japan	Total
2007	$3,595,357	$79,775	$3,675,132
2006	$6,453,361	$2,404,707	$8,858,068
2005	$6,301,986	$—	$6,301,986
Assets

	US	Japan	Total
2007	$2,736,259	$1,300,709	$4,036,968
2006	$2,274,556	$1,679,122	$3,953,678
NOTE 8: COMMITMENTS AND CONTINGENCIES
Concentration of Credit Risk
A relatively limited number of customers account for a large percentage of the Company’s total sales. For the period January 1 through June 13, 2007 and for the years ended December 31, 2006 and 2005, the total number of customers representing 10% of the sales or greater were two, four and two, respectively. These customers accounted for the following percentages of total sales individually during the respective periods:

	Period ended June	Year ended December	Year ended December
	13, 2007	31, 2006	31, 2005
Customer A	16%	—	—
Customer B	22%	—	—
Customer C	—	14%	52%
Customer D	—	12%	—
Customer E	—	11%	—
Customer F	—	11%	20%

Total for customers in excess of 10% of sales	38%	48%	72%

The Company had two customers accounting for more than 10% of the total accounts receivable at June 13, 2007 and December 31, 2006. At June 13, 2007, the two customers’ accounts receivable accounted for 18% and 10% of the total accounts receivable. At September 31, 2006, the two customers’ accounts receivable balances accounted for 32% and 22% of total accounts receivables.
The top ten customers represented approximately 84%, 66% and 84% of the Company’s total sales for the period January 1 through June 13, 2007 and for the years ended December 31, 2006 and 2005, respectively. The Company closely monitors the credit risk associated with its customers.
Leased space
The Company occupies manufacturing, warehousing and office space in Rancho Cordova, CA that is leased from a third party for approximately $4,400 per month under an agreement that concluded in March 2006. Subsequent to the conclusion of the initial term of the lease, the Company leased the premises on a month-to-month basis. The Company also leases space in Japan on a month-to-month basis at a total rate of approximately $650 per month.
Litigation
From time to time, the Company may become involved in lawsuits or other legal proceedings through the ordinary course of operating its business. The Company does not believe these actions will have a material effect on its consolidated financial statements.
Stock option plan
The Company maintains a stock option plan for key non-management employees. At the option of the shareholders’, certain individuals are granted options that vest upon the completion of certain events that include a change in control of the Company (See Note 9). Outstanding stock options represent less than 2% of the overall outstanding shares of the Company.
Agreements with Contract Manufacturers
The Company currently depends on a small number of contract manufacturers to manufacture its products. If any of these contract manufacturers were to terminate their agreements with the Company or fail to provide the required capacity and quality on a timely basis, the Company may be unable to manufacture and ship products until replacement contract manufacturing services could be obtained.

NOTE 9: SUBSEQUENT EVENTS
On June 14, 2007, the Company entered into an Asset Contribution Agreement with LED Holding, LLC (“LED Holdings”) whereby the Company contributed substantially all of its assets to Holdings and Holdings assumed all of the liabilities related to the Company’s LED business. In return, the Company received 100% of the Class B members’ interest, which represents 49.7% of the total members’ interests. Class B members’ interests are restricted as to voting privileges and other matters.
For stock option vesting purposes, the transaction that occurred as a result of the Asset Contribution Agreement was considered a change in control and any options that were not already vested did so at that time. Should the employees choose to exercise their options, an additional 17 shares of stock would be issued.